Exhibit 23.3

INDPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Host America Corporation on Form S-3 of our report dated August 20, 2002 appearing in the Annual Report on Form 10-KSB of Host America Corporation for the year ended June 30, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DiSanto Bertoline & Company, P.C.

DiSanto Bertoline & Company, P.C.
Glastonbury, Connecticut
July 16, 2004